UNIFIED MANAGEMENT CORPORATION
                          429 NORTH PENNSYLVANIA STREET
                           INDIANAPOLIS, INDIANA 46204
                                  317-634-3300


                        DISTRIBUTION ASSISTANCE AGREEMENT


     This Agreement is made between the broker/dealer or other financial institution executing this Agreement ("Provider") and Unified Management Corporation ("Unified") on behalf of the Unified Funds (the "Funds"), for which Unified administers a Distribution Plan (the "Plan") and which have approved this form of Agreement.

     Provider understands that The Vintage Funds (the "Funds") have adopted a Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), with respect to one or more series (each, a "Fund") of its shares of beneficial ownership (collectively, "Share") for making payments to selected brokers for distribution assistance.

   Provider further understands that Unified is the principal underwriter as defined in the Investment Company Act of 1940 and from which Provider has the right to purchase shares.

      In consideration of the mutual covenants hereinafter contained, Provider desires to enter into an Agreement with Unified for distribution assistance of the Shares, and it is hereby agreed by and between the parties hereto as follows:

     1. Provider certifies that it is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and agrees to maintain membership in the NASD, or, in the alternative, that Provider is a foreign broker not eligible for membership in the NASD. In either case, Provider agrees to abide by all of the rules and regulations of the NASD which are binding upon underwriters and brokers in the distribution of the shares of open-end investment companies, including without limitation: Section 24 of Article III of the Rules of Fair Practice; Rule 26 of its Rules of Fair Practice; all of which are incorporated herein as if set forth in full. Provider further agrees to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies. Provider agrees that it will not sell, or offer for sale, Shares in any state or jurisdiction where they are not exempt from registration or have not been qualified for sale.
     By our acceptance of this Agreement, Provider represent and certifies that Provider is a broker-dealer registered with the Securities and Exchange
Commission. Provider's acceptance also constitutes a representation that Provider has been duly authorized by the proper corporate action(s) to enter into this Agreement and to perform its obligations hereunder.

     2. Provider will offer and sell Shares only in accordance with the terms and conditions of the Trust's then current Prospectus with respect thereto, and Provider will make no representations not included in said Prospectus or in any authorized supplemental material supplied by the Trust. Provider will use its best effores in the development and promotion of sales of the Shares and agrees to be responsible for the proper instruction and training of all sales personnel employed by it, in order that the Shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. Provider agrees to hold the Trust and Unified harmless and indemnify the Trust and Unified in the event that Provider, or any of its sales representatives, should violate any law, rule or regulation, or any provisions of this Agreement, which may result in liability to the Trust or Unified; and in the event the Trust or Unified determines to refund any amount paid by any investor by reason of any such violation on Provider's part, Provider shall return to the Trust or Unified any distribution assistance payments previously paid or allowed by the Trust or Unified to Provider with respect to the transaction for which the refund is made. All expenses which Provider incurs in connection with its activities under this Agreement shall be borne by the Provider.

     3. For purposes of this Agreement "Qualified Accounts" shall mean: accounts of customers of Provider who have purchased Shares and who use Provider's facilities to communicate with the Trust or Unified or to effect redemptions or additional purchases of Shares and with respect to which Provider provides shareholder and administration services, which services may include, without limitation: answering inquiries regarding the Trust; assistance to customers in changing dividend options, account designations and addresses; establishment and maintenance of shareholder accounts and records; processing purchase and redemption transactions; exchanging shares between Funds of the Trust; automatic investment in Shares of customer account cash balance; providing periodic statements showing a customer's account balance and the integration of such statements with those of other transactions and balances in the customer's other accounts serviced by Provider; arranging for bank wires; and such other information and services as the Trust or Unified reasonable may request with respect to the Shares, to the extent Provider is permitted by applicable statute, rule or regulation.

     4. In consideration of the services and facilities described herein, Provider shall be entitled to receive from Unified fees based on the average daily net assets of each Fund of the Trust for which a Plan is in effect and representing Shares for which Provider is the broker of record, as set forth in the Schedule hereto, provided that such fees shall not exceed those set forth in such Plan. Provider understands that the payment of such fees has been authorized pursuant to the related Plan approved by the Board of Trustees and shareholders of the Trust and shall be paid only so long as the related Plan and this Agreement are in effect.

     5. The frequency of payment, the terms of any right to sell in a territory, and any other supplemental terms, conditions or qualifications for Provider to receive such payments are subject to change by the Trust or Unified from time to time upon written notice. Any orders placed after the effective date of such change shall be subject to the fee rates in effect at the time of receipt of the payment by the Trust or Unified.

   6. Provider understands and agrees that in performing its services covered by this Agreement Provider is acting as principal, and the Trust and Unified are in no way responsible for the manner of Provider's performance or for any of its acts or omissions in connection therewith. Nothing in this Agreement or in any Plan shall be construed to constitute Provider or any of its agents, employees or representatives as the Trust's or Unified's agent, partner or employee.

     7. In all sales of shares of the Fund to the public, Provider shall act as dealer for its own account, and in no transaction shall Provider have authority to act as agent for the Fund or for Unified Management Corporation.

   8. Orders that Unified receives from Provider will be accepted only at the net asset value applicable to each order. The minimum dollar purchase of shares of the Fund by any person shall be the applicable minimum amount described in the current Fund Prospectus, and no order for less than such amount will be accepted hereunder. The procedures relating to the handling of orders shall be subject to instructions which Unified shall communicate from time to time to Provider. All orders are subject to acceptance or rejection by Unified in Unified's sole discretion.

    9. This Agreement shall terminate automatically (i) in the event of its "assignment" (as defined in Section 2(a)(4) of the Act) or (ii) with respect to a Plan, in the event such Plan is terminated.

  10. This Agreement may be terminated at any time with respect to a Plan (without payment of any penalty) by a majority of the "Qualified Trustees" (As defined in such Plan) or by a vote of a majority of the outstanding voting securities of the related Fund, or by Unified on 60 days' written notice to Provider at its principal place of business. Provider may terminate this Agreement on 60 days' written notice addressed to the Trust and Unified at Unified's principal place of business. Without limiting the generality of the foregoing, any provision hereof to the contrary notwithstanding, Provider's expulsion from the NASD will automatically terminate this Agreement without notice; and Provider's suspension from the NASD, or violation of applicable state or federal laws or rules and regulations of authorized regulatory agencies, will terminate this Agreement effective upon the date of mailing notice to Provider of such termination.

  11. Provider agrees to pay for Fund shares by or before the settlement date by check or Federal wire payable to the order of the Fund, which reserves the right to delay issuance or transfer of shares until such check has cleared. If such payment is not received by Unified, Unified reserves the right, without notice, forthwith either to cancel the sale, or at Unified's option, to sell the shares ordered back to the Fund, and in either case, Provider shall be responsible for any loss suffered by the Fund.

  12. Provider agrees to purchase shares only from Unified or from Provider's customers. If Provider purchases shares from Unified, Provider agrees that all such purchases shall be made only: (a) to cover orders already received by Provider from its customer, or (b) for Provider's own bona fide investment. Provider, in turn, agrees that Provider will not purchase any securities from the Fund except for the purpose of covering purchase orders which Provider has already received.

  13. Provider shall sell shares only: (a) to customers at the applicable net asset value. In such a sale to Unified, Provider may act either as agent or principal for its customer. If Provider act as principal for its own account in purchasing shares for resale to Unified, Provider agrees to pay its customer not less than the price which Provider receives from Unified. If Provider acts as agent for its customer in selling shares to Unified, Provider agrees not to charge its customer more than a fair commission for handling the transaction.

  14. Settlement shall be made promptly, but in no case later than three (3) business days after Unified's acceptance of the order. If payment is not so received or made, the right is reserved forthwith to cancel the sale or, at Unified's option, to resell the shares to the respective Fund, at the then prevailing net asset value in which latter case Provider will agrees to be responsible for any loss, resulting to such Fund or to Unified from our failure to make payment as aforesaid.

 15. The Fund reserves the right in its discretion and Unified reserves the right in Unified's discretion, without notice, to suspend sales or withdraw the offering of shares entirely. Unified reserves the right, without notice, to amend, modify, or cancel this Agreement. This Agreement may not be assigned by either party without prior written consent of the other party.

 16. Provider will not offer shares of the Fund for sale in any state where they are not qualified for sale under the Blue Sky Laws and regulations of such state or where Provider is qualified to act as a dealer, except for states in which they are exempt from qualification.

 17. No person is authorized to make any representations concerning shares of the Fund except those contained in the then current Fund Prospectus. In purchasing shares from Unified, Provider shall rely solely on the representations contained in such Prospectus. Unified will furnish additional copies of the current Prospectus and sales literature issued by Unified in reasonable quantities upon request.

 18. Neither this Agreement nor the performance of the services hereunder shall be considered to create a joint venture or partnership between Provider and Unified.

 19. All communications to the Trust or Unified shall be sent to Unified at Unified's address set forth above. Any notice to Provider shall be duly given if mailed or telegraphed to Provider at the address set forth below.

 20. This Agreement shall become effective on the later of (i) the date the Plan is adopted and becomes effective, or (ii) the date this Agreement is accepted by Unified as indicated below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Indiana.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized signatories designated below as of the date set forth below.



Provider:  ______________________________________________

Broker Dealer Tax I.D. #:  ______________________________

Address:   ______________________________________________

City:   _________________________________________________

State:  _______________________   Zip Code:  ____________

Dated:_______________________

By:
---------------------------------------------------
                  Authorized Signatory

Name:  ________________________________________________
                          Printed

Title:    _____________________________________________



UNIFIED MANAGEMENT CORPORATION
429 North Pennsylvania Street
Indianapolis, Indiana 46204


By:   __________________________________________________

Name:  ________________________________________________

Title:  _________________________________________________



By:   __________________________________________________

Name:  ________________________________________________

Title:  _________________________________________________

                                    EXHIBIT A
                                       to
                        Distribution Assistance Agreement


Funds covered by this Agreement:

The Starwood Strategic Fund
The Laidlaw Fund
The First Lexington Balanced Fund
The Taxable Money Market Fund

Distribution Assistance Fees:

        1. During the term of this Agreement, the Funds will pay Provider a monthly fee. This fee will be computed at the annual rate of 0.10% of the average net asset value of shares of the Funds held during the month in accounts for which the Provider provides Services under this Agreement, so long as the average net asset value of shares in the Funds during the month equals or exceeds such minimum amount as the Funds shall from time to time determine and communicate in writing to the Provider.

     2. For the monthly period in which the Distribution Assistance Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.